As filed with the Securities and Exchange Commission on October 30, 1996

                             Registration No. 333-

              ___________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM S-8


                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                             ____________________


                          FLEETWOOD ENTERPRISES, INC.

            (Exact name of Registrant as specified in its charter)


   Delaware                                               95-1948322

(State or other jurisdiction of                         (I.R.S. Employer

incorporation or organization)                         Identification No.)


                             ____________________


                               3125 Myers Street

                       Riverside, California 92503-5527

                                (909) 351-3500

              (Address, including zip code, and telephone number,

       including area code, of Registrant's Principal Executive Offices)


                             AMENDED AND RESTATED

                 1992 STOCK-BASED INCENTIVE COMPENSATION PLAN

                             (Full Title of Plan)

                            ______________________


                                William H. Lear

                 Vice President, General Counsel and Secretary

                          FLEETWOOD ENTERPRISES, INC.

                               3125 Myers Street

                       Riverside, California 92503-5527

                                (909) 351-3500

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ______________________




                        CALCULATION OF REGISTRATION FEE


                 _____________________________________________


                                     Proposed      Proposed

                                     Maximum       Maximum

                        Amount       Offering      Aggregate   Amount of

Title of Securities     To be        Price Per     Offering    Registration

to be Registered      Registered     Share(3)       Price(3)     Fee

             _____________________________________________________


Common Stock, par

value $1.00 per       2,000,000      $34.375      $68,750,000   $20,833.33

share (1)            shares(1)(2)


          __________________________________________________________


(1)   Each share of Common Stock includes a Right to purchase one one-

      hundredth of a share of the Company's Series A Junior Participating

      Preferred Stock.

(2)   There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.

(3)   Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) and based on the high and low prices of the Common Stock of Fleetwood Enterprises, Inc. as reported on October 25, 1996 on the New York Stock Exchange, Inc.



           INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT


   The contents of the Registration Statement on Form S-8 (Registration No.

33-55824) filed by Fleetwood Enterprises, Inc. (the "Company") on December

16, 1992 is incorporated herein by reference and made a part hereof.


Item 8.  Exhibits.


    4.1    Restated Certificate of Incorporation of the Company (filed as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended April 28, 1985, and incorporated herein by reference)


    4.2    Amendment to Restated Certificate of Incorporation of the Company

           (filed as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended April 26, 1987, and incorporated herein by reference)


    4.3    Rights Agreement dated November 10, 1988, between the Company and the First National Bank of Boston, used in connection with a stockholder rights plan (filed as an exhibit to the Company's

           Current Report on Form 8-K on November 10, 1988, and incorporated herein by reference)


    4.4    Certificate of Designation, Preferences and Rights of Series A

           Junior Participating Preferred Stock filed November 23, 1988

           (filed as an exhibit to the Company's Current Report on Form 8-K on November 10, 1988, and incorporated herein by reference)


    4.5    Restated Bylaws of the Company (filed as an exhibit to the

           Company's Annual Report on Form 10-K for its fiscal year ended

           April 26, 1987, and incorporated herein by reference)


    5      Opinion of Counsel as to the legality of the securities being registered


    23.1   Consent of Arthur Andersen LLP, independent auditors


    23.2   Consent of Counsel (contained in Exhibit 5 hereto)


    24     Power of Attorney (contained on signature page hereto)




                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended

(the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of

California, on October 30, 1996.


                                     FLEETWOOD ENTERPRISES, INC.



                                     By: ________________________________

                                          William H. Lear

                                          Vice President, General Counsel

                                          and Secretary




                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints

WILLIAM H. LEAR and PAUL M. BINGHAM his or her true and lawful attorneys-in-

fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the

Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act, this Registration

Statement has been signed by the following persons in the capacities indicated on the date indicated.


   Signature                        Title                     Date




_____________________       Chief Executive Officer       October 30, 1996

John C. Crean           (Principal Executive Officer)

                          and Chairman of the Board



_____________________  President, Chief Operating Officer October 30, 1996

Glenn F. Kummer                 and Director




_____________________       Financial Vice President      October 30, 1996

Paul M. Bingham            (Principal Financial and

                            Accounting Officer)



_____________________      Vice Chairman of the Board     October 30, 1996

William W. Weide



_____________________             Director                October 30, 1996

Andrew Crean



_____________________             Director                October 30, 1996

Thomas A. Fuentes




                                 EXHIBIT INDEX



Exhibit        Description


4.1*           Restated Certificate of Incorporation of the Company


4.2*           Amendment to Restated Certificate of Incorporation of the

               Company


4.3*           Rights Agreement dated November 10, 1988, between the

               Company and the First National Bank of Boston, used in

               connection with a stockholder rights plan


4.4*           Certificate of Designation, Preferences and Rights of Series

               A Junior Participating Preferred Stock filed November 23,

               1988


4.5*           Restated Bylaws of the Company


5              Opinion of Counsel as to the legality of the securities being registered


23.1           Consent of Arthur Andersen LLP, independent auditors


23.2           Consent of Counsel (contained in Exhibit 5 hereto)


24             Power of Attorney (contained on signature page hereto)


_________


*   Incorporated herein by reference.  See sequentially numbered page 2.




October 27, 1996


                                                           EXHIBIT 5


Fleetwood Enterprises, Inc.

3125 Myers Street

Riverside, California 92503-5527


RE:  Registration Statement on Form S-8 of 2,000,000 Shares of

     Common Stock



Ladies and Gentlemen:


I am the Vice President, General Counsel and Secretary of Fleetwood

Enterprises, Inc. (the "Company"), and in such capacity have participated in the preparation of a Registration Statement on Form S-8 (the "Registration

Statement") to be filed with the Securities and Exchange Commission to register 2,000,000 shares of Common stock, par value $1.00 per share (the

"Common Stock") of the Company to be issued pursuant to the Company's Amended and Restated 1992 Stock-Based Incentive Compensation Plan (the "Plan").


For purposes of rendering this opinion, I have made such legal and factual examinations as I have deemed necessary under the circumstances and, as part of such examinations, I have examined, among other things, originals and copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate.  For the purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.


On the basis of and in reliance upon the foregoing examinations and assumptions, I am of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan,

when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.


I hereby consent to the filing of this opinion as an exhibit to the

Registration Statement.


Very truly yours,


FLEETWOOD ENTERPRISES, INC.




William H. Lear

Vice President - General

Counsel and Secretary


WHL:hk



                                 EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 pertaining to Fleetwood

Enterprises, Inc. Amended and Restated 1992 Stock Based Incentive

Compensation Plan of our report dated June 25, 1996 included in Fleetwood

Enterprises, Inc.'s Form 10-K for the year ended April 28, 1996 and to all references to our Firm included in this registration statement.




                                       ARTHUR ANDERSEN LLP


Orange County, California

October 29, 1996